[ARTICLE]
[LEGEND] EXHIBIT 10.31 TO 1994 10-K
ATTACHMENT A

                  ASSIGNMENT OF LEASE AGREEMENT

          ASSIGNMENT OF LEASE AGREEMENT dated as of February 20, 1995 by and between Liberty Equipment Investors L.P.-1984, a limited partnership organized under the laws of the state of Delaware ("Liberty"), and Prime Care Health Network, Inc., a Nevada corporation (the "Prime").

                           WITNESSETH

          WHEREAS, pursuant to an agreement of even date herewith (the "Purchase Agreement") between Liberty and Costa Mesa Resources, Inc. ("Costa Mesa"), Liberty has agreed to assign to Costa Mesa and/or Costa Mesa Services Group ("Group") or Prime, as their designee, Liberty's right, title and interest to and obligations under a certain lease dated November 1, 1992 (the "Lease") between Liberty and Tobishima Development Company, Inc. ("Landlord"), and Costa Mesa has agreed to assume or cause such designee to assume all obligations under the Lease; and

          WHEREAS, Costa Mesa and Group have designated Prime as their designee for purposes of the aforementioned assignment and Prime has agreed to take such assignment and assumption;

          NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

          1. Assignment. For valuable consideration, the receipt of which is hereby acknowledged, Liberty hereby assigns to Prime any and all of its right, title and interest in the Lease and any and all of its obligations thereunder. Prime hereby accepts the assignment of the Lease, assumes all of Liberty's obligations under the Lease and agrees to fulfill all of the duties and obligations imposed upon Liberty under the Lease, whether arising prior to, o, or after the date hereof.

          2. Consent of Landlord; Release. This Assignment of Lease Agreement shall not be effective until the Lessor has consented hereto and released Liberty from all obligations under the Lease (including, without limitation, any obligation to restore the leasehold premises to their original condition), whether occurring prior to, on or after the date hereof.

          3. Counterparts. This Assignment of Lease Agreement may be executed in any number of counterparts which together shall be but one and the same instrument.

          4. Amendment. This Assignment of Lease Agreement may not be amended except in writing in an instrument executed by the party or parties to be charged.

          5. Governing Law. This Assignment of Lease Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Lease Agreement to be executed by their duly authorized officers as of the day and year first above written.

               LIBERTY EQUIPMENT INVESTORS L.P.-1984

               By: Whitehall Partners Inc.
                   its General Partner


               By:___________________________
                  Title:

               PRIME CARE HEALTH NETWORK, INC.
                           Clifton, NJ  07013

               By:___________________________
                  Title:



Agreed to and Acknowledged as of the
day and year first above written:

COSTA MESA RESOURCES, INC.


By:___________________________
Title:


COSTA MESA SERVICES GROUP

By: Costa Mesa Resources, Inc.
    Manager

By:___________________________
Title: